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                                                   Exhibit 23.1

                CONSENT OF KPMG PEAT MARWICK LLP




To Binks Sames Corporation (formerly known as Binks Manufacturing Company):

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997 relating to the consolidated financial statements of Binks Manufacturing Company and Consolidated Subsidiaries as of November 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended November 30, 1996 and 1994, appearing on page F-2 of the Binks Manufacturing Company Annual Report on Form 10-K for the year ended November 30, 1996.



                                   KPMG PEAT MARWICK LLP




Chicago, Illinois
June 25, 1997